Exhibit 10.2

Non-Competition, Non-Solicitation, and Confidentiality Agreement

This Non-Competition, Non-Solicitation, and Confidentiality Agreement, dated as of October 4, 2018 (this "Agreement"), is made by and among Bank of Commerce Holdings ("BOCH"), Redding Bank of Commerce, a wholly owned subsidiary of BOCH ("Redding Bank"), Merchants Holding Company ("MHC"), The Merchants National Bank of Sacramento, a wholly owned subsidiary of MHC ("Merchants Bank"), and the undersigned, an individual who is a shareholder of MHC and also a director of MHC and/or Merchants Bank (the "Fiduciary").

Recitals

A.

MHC has entered into an Agreement and Plan of Merger, dated October 4, 2018 (the "Merger Agreement"), with BOCH. Under the terms of the Merger Agreement, MHC will merge with and into BOCH, and Merchants Bank will merge with and into Redding Bank (collectively, the "Merger").

B.

In light of the Fiduciary's ownership of MHC (and the Fiduciary's extensive knowledge of certain Confidential Information [as defined below] of MHC and Merchants Bank), the parties to this Agreement believe that the future success of BOCH and Redding Bank following the Merger requires that the Fiduciary not be affiliated in any substantial way with a Competing Business for a reasonable period of time after closing of the Merger.

Agreement

In consideration of the parties' performance under the Merger Agreement, the Fiduciary agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.

A "Competing Business" means any depository, financial institution, wealth management company, or trust company, or holding company thereof (including without limitation any start-up bank or bank in formation), operating anywhere within the Covered Area.

b.	The "Covered Area" means the California counties of Sacramento County, Yolo County, and Placer County.

c.	The "Term" means the period of time beginning on the Effective Date and ending two (2) years after the Effective Date.

2.

Participation in Competing Business. Except as provided in Section 5 or 6, during the Term, the Fiduciary agrees not to become involved with a Competing Business in any capacity or serve, directly or indirectly, a Competing Business in any manner, including without limitation (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3.

Non-Solicitation. During the Term, the Fiduciary agrees not to, directly or indirectly, either for himself or herself or for any other person, solicit or attempt to solicit: (a) any employees or independent contractors of BOCH or Redding Bank to participate, as an employee or otherwise, in any manner in a Competing Business; (b) any customers (through the use of Confidential Information) or any business partners or joint venturers of BOCH or Redding Bank to transfer their business to a Competing Business or to reduce such customers', business partners' or joint venturers' business or cease doing business with BOCH or Redding Bank; or (c) the termination of an employment or contractual relationship between BOCH or Redding Bank and any employee, independent contractor, customer, business partner, or joint venturer; provided, however, that this clause shall not preclude Fiduciary from (i) posting a general solicitation through a public medium or general or mass mailing that is not targeted at employees of such other party or (ii) soliciting any terminated employee of such other party so long as such former employee has been terminated from the employment with BOCH or Redding Bank.

4.	Confidential Information.

a.

Confidentiality. During and after the Term, the Fiduciary shall not at any time, directly or indirectly, divulge, reveal, or communicate any Confidential Information of MHC, Merchants Bank, BOCH, or Redding Bank obtained by the Fiduciary while serving as a director of MHC or Merchants Bank to any person or use any Confidential Information for his or her own benefit or for the benefit of any other person. For purposes of this Agreement, "Confidential Information" includes all secrets and other confidential information, knowledge, know-how, sales, financial information, customers, lists of customers and prospective customers, broker lists, rate sheets, strategies, or products, as well as all documents, reports, and proposals relating to the same, with respect to MHC, Merchants Bank, BOCH, or Redding Bank. Notwithstanding the foregoing, "Confidential Information" does not include (i) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Fiduciary, (ii) information that was in the Fiduciary's possession prior to serving as a director of MHC or Merchants Bank or information received by the Fiduciary from another person without any limitations on disclosure, but only if the Fiduciary had no reason to believe the other person was prohibited from using or disclosing the information by contractual or fiduciary obligation, or (iii) information that was independently developed by the Fiduciary without using any Confidential Information of MHC, Merchants Bank, BOCH, or Redding Bank.

b.

Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), the Fiduciary will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a proceeding, if such filing is made under seal.

5.

Outside Covered Area; Requests for Consent. Nothing in this Agreement prevents the Fiduciary from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, a financial institution that has no operations in the Covered Area. During the Term, prior to engaging in any manner in a Competing Business, the Fiduciary may request in writing that BOCH or Redding Bank waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If BOCH or Redding Bank determines, in its sole discretion, that such activity is acceptable, BOCH or Redding Bank will provide the Fiduciary with written consent to engage in such activity, and such activity will thereafter not be deemed a Competing Business.

6.

Passive Interest. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will prevent the Fiduciary from owning five percent (5%) or less of any class of security of a Competing Business.

7.	Miscellaneous.

a.

Severability.  If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

b.

Reformation.  If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

c.

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses.

d.

Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by BOCH, MHC, and the Fiduciary to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

e.

Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in state or federal courts located in Sacramento County, California. Each party consents to and submits to the jurisdiction of any such court.

f.

Remedies. Any breach of this Agreement by the Fiduciary will entitle BOCH or Redding Bank, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

g.

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

h.

Entire Understanding. This Agreement represents the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

i.

Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BANK OF COMMERCE HOLDINGS		MERCHANTS HOLDING COMPANY

By:	Randall S. Eslick	By:	Stephen A. Meyers
Its:	President and CEO	Its:	President and CEO

REDDING BANK OF COMMERCE		THE MERCHANTS NATIONAL BANK OF SACRAMENTO

By:	Randall S. Eslick	By:	Stephen A. Meyers
Its:	President and CEO	Its:	President and CEO

[Fiduciary’s signature appears on the following page]

[Bank Signature Page to Non-Competition, Non-Solicitation, and Confidentiality Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FIDUCIARY: [Name]

[Fiduciary Signature Page to Non-Competition, Non-Solicitation, and Confidentiality Agreement]